SCHEDULE 14A
                          (Rule 14a-101)

              INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

   Filed by the Registrant x
   Filed by a Party other than the Registrant |_|

   Check the appropriate box:
   o  Preliminary Proxy Statement
   o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   x  Definitive Proxy Statement
   o  Definitive Additional Materials
   o  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EXPERT SOFTWARE, INC.
            (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the
                               Registrant)

   Payment of Filing Fee (Check the appropriate box):
   x  No fee required.
   o  Fee   computed  on  table  below  per   Exchange   Act  Rules
      14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)     Proposed maximum aggregate value of transaction:

   (5)     Total fee paid:

   o  Fee paid previously with preliminary materials.

   o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)     Amount Previously Paid:

   (2)     Form, Schedule or Registration Statement No.:

   (3)     Filing Party:

   (4)     Date Filed:  August 13, 1998

                       Expert Software, Inc.
            800 Douglas Road, North Tower, Sixth Floor
                      Coral Gables, FL 33134



                                                    August 14, 1998


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Expert Software, Inc. (the "Company") to be held on Tuesday, September 15, 1998, at 9:30 a.m., local time, at The
Arch Room, 800 Douglas Road, Coral Gables, FL 33134 (the "Annual
Meeting").

The Annual Meeting has been called for the purpose of electing two Class III Directors for a three-year term each, ratifying the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for 1998, and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on July
31, 1998, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you carefully review the enclosed Proxy Statement and recommends that you vote "FOR" the election of the two nominees of the Board of Directors as Directors of the Company and the selection of Arthur Andersen LLP as the Company's independent auditors for 1998.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.


Very truly yours,

/S/ KENNETH P. CURRIER

Kenneth P. Currier
Chief Executive Officer
and Secretary

                         EXPERT SOFTWARE, INC.

              800 Douglas Road, North Tower, Sixth Floor
                        Coral Gables, FL 33134
                            (305) 567-9990


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               To Be Held on Tuesday, September 15, 1998


Notice Is Hereby Given that the Annual Meeting of Stockholders of Expert Software, Inc. (the "Company") will be held on Tuesday, September 15, 1998, at 9:30 a.m., local time, at The Arch Room, 800 Douglas Road, Coral Gables, FL 33134 (the "Annual Meeting") for the purpose of considering and voting upon:

      1. The election of Susan A. Currier and William H. Lane III as Class III Directors to serve until the year 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

      2. The ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for 1998; and

      3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on July 31, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

A list of the stockholders of the Company as of the record date will be available during ordinary business hours at the offices of the Company for inspection by any stockholder for any purpose germane to the Annual Meeting for the ten days prior to the Annual Meeting. This list of stockholders will also be available at the Annual Meeting and may be inspected by any stockholder present at that time.

In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual
Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

/S/ KENNETH P. CURRIER

Kenneth P. Currier
Chief Executive Officer
and Secretary

Coral Gables, Florida
August 14, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                         EXPERT SOFTWARE, INC.
              800 Douglas Road, North Tower, Sixth Floor
                        Coral Gables, FL 33134
                            (305) 567-9990

                             ____________

                            PROXY STATEMENT
                             ____________

                    ANNUAL MEETING OF STOCKHOLDERS


               To Be Held on Tuesday, September 15, 1998


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Expert Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 15, 1998, at 9:30 a.m., local time, at The Arch Room, 800 Douglas Road, Coral Gables, FL 33134, and any adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about August 14, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on July 31, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,607,631 shares of the Company's common stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and approximately 100 stockholders of record. As of the Record Date, the closing price of a share of the Company's Common Stock on The Nasdaq Stock Market ("Nasdaq") was $3.50. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1997, is being mailed to stockholders concurrently with this Proxy Statement. The Annual
Report, however, is not part of the proxy solicitation materials.

The presence, in person or by proxy, of a majority of the total number of outstanding shares issued, outstanding and entitled to vote at a meeting of stockholders of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of Directors and therefore, will not have an effect on the election of Directors. With respect to the election of Directors, votes may only be cast in favor of or withheld from the nominee.

A quorum being present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Arthur Andersen LLP as the independent auditors of the Company. Accordingly, abstentions will be counted as votes against the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors but broker non-votes will have no effect on such ratification.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are made on the accompanying Proxy Card then the proxy
will be voted in favor of the proposal set forth herein.   If other
matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. The Board of Directors is not aware of any matters other than the election of Directors and the ratification of the selection of Arthur Andersen LLP as the Company's independent auditors that will be presented at the Annual Meeting.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.


               PROPOSAL NUMBER I - ELECTION OF DIRECTORS

The Board of Directors of the Company consists of six members and is divided into three classes, with two Directors in each class.
Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

At the Annual Meeting, two Class III Directors will be elected to serve until the year 2001 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Susan A. Currier and William H. Lane III for election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Ms. Currier and Mr. Lane as Directors. Each of the nominees has agreed to stand for election and to serve if elected as a Director.
However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company.

The Board of Directors of the Company recommends that the Company's stockholders vote "FOR" the election of the two nominees of the Board of Directors as Directors of the Company.

                    INFORMATION REGARDING DIRECTORS


Set forth below is certain information regarding the Directors of the Company, including the two Class III Directors who have been nominated by the Board of Directors for election at the Annual
Meeting, based on information furnished by them to the Company.

                                              Director
Name                                    Age    Since
------------------------------------- ------  ---------

Class I -- Term Expires 1999

Kenneth P. Currier..................    49     1992
A. Bruce Johnston...................    38     1992

Class II-Term Expires 2000

Stephen J. Clearman.................    47     1992
Charles E. Noell III................    46     1992

Class III-Term Expires 1998

Susan A. Currier*...................    48     1992
William H. Lane III*................    59     1997


-------------------------------------
* Nominee for election.



The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below.

Kenneth P. Currier, a co-founder of the Company, has served as a Director, Chief Executive Officer and Secretary of the Company since its inception in October 1992. Mr. Currier also co-founded the Company's predecessor, Softsync, Inc. ("Softsync") a publisher of consumer software, in 1982, and served as President of Softsync from 1990 until formation of the Company in 1992. Mr. Currier is the spouse of Susan A. Currier, President and a Director of the Company.

A. Bruce Johnston has served as a Director of the Company since October 1992. Mr. Johnston has been a Principal of TA Associates, a private equity investor, since January 1996 and was a Vice President of TA Associates from June 1992 to December 1995. Prior to that, Mr. Johnston was a General Manager of Lotus Development Corporation, a software publisher, from June 1988 to June 1992. Mr. Johnston serves as a director of Restrac, Inc., a client-server application company, as well as a number of privately-held companies.

Stephen J. Clearman has served as a Director of the Company since October 1992. Mr. Clearman has been a general partner of the general partner of Geocapital Partners, a venture capital management firm, since he co-founded that firm in 1984. Mr. Clearman also serves as a director of World Access, Inc., a provider of telecommunications equipment and services, Memberworks, Inc., a provider of membership-based consumer services, and SeaMED, Corp., an outsourced designer and manufacturer of medical instruments. Mr. Clearman also serves as a director of a number of privately-held companies.

Charles E. Noell III has served as a Director of the Company since October 1992. Mr. Noell has been President and Chief Executive Officer of JMI, Inc., a private holding company, since January 1992. Prior to that, Mr. Noell was a Managing Director of Alex. Brown & Sons Incorporated from 1981 to 1992. Mr. Noell also serves as a director of Transaction Systems Architects, Inc., an electronic funds transfer software company, Homegate Hospitality, Inc., a provider of services to the hotel industry, Peregrine Systems Inc., a developer of infrastructure and network systems management software, and a number of privately-held companies.

Susan A. Currier, a co-founder of the Company, has served as a Director and President of the Company since its inception in October 1992. Ms. Currier also co-founded the Company's predecessor, Softsync, in 1982, and served as Vice President responsible for sales and marketing of Softsync from 1990 until formation of the Company in 1992. Ms. Currier is the spouse of Kenneth P. Currier, Chief
Executive Officer and a Director of the Company.

William H. Lane III has served as a Director of the Company since his appointment by the Board of Directors on January 29, 1997. Mr. Lane retired as Vice President, Chief Financial Officer, Secretary and Treasurer of Intuit, Inc. a software publisher, in July 1996. He held the same positions at ChipSoft, Inc. from July 1991 until Intuit acquired ChipSoft in December 1993. He also served as Vice President, Finance and Administration for Honeywell Information Systems. Mr. Lane also serves as a director of MetaCreations Corporation, a visual computing software publisher, Quarterdeck Corp., a PC utility software company, and Storm Technology, Inc., a scanner device and software company.

The Board of Directors of the Company held seven meetings during 1997. During 1997, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member during the term of his or her service as Director. The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee. The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits, and other services provided by the Company's independent auditors. The members of the Audit Committee during 1997 were Charles E. Noell III and William H. Lane III. The Audit Committee meets periodically with management and the independent auditors. The Audit Committee held five meetings during 1997.

Compensation Committee.   The Compensation Committee establishes
salaries, incentives and other forms of compensation for officers of the Company and administers the incentive compensation and benefit plans of the Company. The members of the Compensation Committee are Stephen J. Clearman and A. Bruce Johnston. The Compensation Committee met once during 1997.

The Board of Directors does not have a standing nominating committee or a committee performing such functions. The full Board of Directors performs the function of such a committee.

The compensation plan for non-employee directors was amended by the Board on February 3, 1997. In accordance with the plan, such outside directors receive an annual retainer of $5,000, $1,500 per Board meeting except for telephonic meetings, $250 per each telephonic Board meeting, and additional compensation to members of the Audit and Compensation Committees in the amount of $500 per meeting attended in person, and $250 per each telephonic committee meeting. All directors are reimbursed for expenses incurred in connection with attendance at meetings.

The Company has an Amended and Restated 1992 Stock Option Plan (the "1992 Option Plan") pursuant to which eligible non-employee directors are entitled to receive options to purchase shares of Common Stock in accordance with the formula provisions thereof. Although the non-employee directors are eligible to receive options pursuant to certain formula provisions of the 1992 Option Plan, no options have been granted to date pursuant to such formula provisions.

The Company also has the 1997 Stock Option Plan for Directors (the "1997 Directors Plan") pursuant to which eligible non-employee directors receive non-qualified options to purchase 30,000 shares of Common Stock upon their election or appointment as a director, which options shall vest in calendar quarterly installments over four years; and options to purchase 5,000 shares of Common Stock each January 1 during his/her service as a director, which options shall vest in quarterly installments over one year. All options granted under the 1997 Directors Plan have a per share exercise price equal to the per share fair market value of the Common Stock on the date of grant.

                          EXECUTIVE OFFICERS

The names and ages of all current executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.


Name                            Age    Position
-----------------------------   ---    ------------------------------
Kenneth P. Currier.........     49     Chief Executive Officer and
                                       Secretary

Susan A. Currier ..........     48     President

Charles H. Murphy..........     53     Chief Financial Officer
                                       and Treasurer

Timothy R. Leary...........     46     Executive Vice President
                                       of Sales

Michael A. Appel...........     53     Vice President of
                                       Operations

Anne E. Aitken.............     39     Vice President of
                                       Marketing

David R. Turner............     32     Vice President of
                                       Development

Katherine A. Brunn.........     50     Vice President of North
                                       American Sales
-----------------------------

Mr. Currier has held the positions of Chief Executive Officer and Secretary of the Company since the Company's inception in October
1992.  Mr. Currier has also been a Director of the Company since
1992.  See "Information Regarding Directors" above.

Ms. Currier has held the position of President of the Company since the Company's inception in October 1992. Ms. Currier has also been a Director of the Company since 1992. See "Information Regarding
Directors" above.

Charles H. Murphy has served as Chief Financial Officer of the Company since April 1996. Prior to that, Mr. Murphy was Chief Financial Officer at Mergent International, Inc., a company which specializes in desktop and enterprise security software applications, from 1995 to 1996. Prior to Mergent, Mr. Murphy was Vice President of Finance, Secretary and Director at Package Machinery Company, a manufacturer of specialty machinery, from 1986 to 1995.

Timothy R. Leary has served as Executive Vice President of Sales of the Company since January 1998, and as Vice President of Sales of the Company from its formation in October 1992 until December 1997.

Michael A. Appel has served as Vice President of Operations of the Company since March 1996. Prior to that, Mr. Appel was Director of Manufacturing for Bleyer Industries from January 1992 through February 1996. Prior to that, Mr. Appel was Vice President of Operations for Superior Toy from June 1990 through December 1991.

Anne E. Aitken has served as Vice President of Marketing of the Company since March 1997. Prior to that, Ms. Aitken served as Senior Director of Marketing at Blockbuster Entertainment Inc. from September 1995 to January 1997. Prior to Blockbuster, Ms. Aitken was Director of Advertising with Burger King Corporation from September 1992 to September 1995.

David R. Turner has served as Vice President of Development of the Company since December 1997. Prior to that, Mr. Turner was Director, External Applications Engineering for Walt Disney Interactive from April 1995 to December 1997. Prior to Disney, Mr. Turner was Vice President and Director of Development for IntraCorp, Inc., from October 1987 to March 1995.

Katherine A. Brunn has served as Vice President of North American Sales of the Company since January 1998. Prior to that, Ms. Brunn was the President and Chief Executive Officer of MicroTech Marketing Services, Inc. ("MicroTech"), a sales, marketing and consulting firm serving the computer industry, since June 1984, and retains her interest and position in that firm. MicroTech has provided sales and marketing services to the Company in each of the last five years, and continues to provide such services.

Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

                        EXECUTIVE COMPENSATION

The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last two years to the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during the year ended December 31, 1997 (collectively, the "Named Executives").


Summary Compensation Table

The following table shows for the fiscal years ended December 31, 1997, 1996, and 1995 compensation paid by the Company to the Named Executives.

                                             Long Term Compensation
                                             -----------------------
                     Annual Compensation        Awards        Payouts
                     --------------------    -------------    ------
                                             Restri-
                                 Other        cted                   All
Name and                         Annual      Stock  Securities       Other
Principal             Sal-  Bon- Compen-     Stock  Underlying  LTIP Compen-
                       ary   us   sation     Awards Options   Payout sation
Position        Year   ($)   ($)    ($)        ($)    (#)       ($)  ($) (4)
-------------- ----- ------ ---- ----------- ------ --------  ------ -------

Kenneth P.      1997 170,000  --     --         --   70,000     --    5,579
Currier         1996 170,000  --     --         --  130,000(1)  --       --
Chief           1995 125,000 50,000  --         --     --       --       --
Executive
Officer
and Secretary

Susan A.        1997 170,000  --     --         --   70,000     --    5,579
Currier         1996 170,000  --     --         --  130,000(1)  --       --
President       1995 125,000 50,000  --         --     --       --       --

Charles H.      1997 143,333 26,509  --         --   50,000     --    4,536
Murphy          1996  90,167 20,000 48,122 (2)  --   50,000     --      --
Chief
Financial
Officer
and Treasurer

Timothy R.      1997 100,000  7,551   --         --  65,000     --      --
Leary           1996 100,000 26,332   --         --  10,000     --      --
Executive       1995  90,000 71,820   --         --   5,000     --      --
Vice President
of Sales

Michael A.      1997 110,000 19,176   --         --   25,000     --    3,900
Appel           1996  85,297 17,750 14,876 (3)   --   25,000     --      --
Vice
President of
Operations

----------------

(1) The options granted to Mr. and Mrs. Currier during 1996 were canceled by the Board of Directors in April 1997.

(2) For 1996, consists of reimbursed moving costs paid upon Mr.
    Murphy's relocation in connection with beginning employment with the Company in April 1996.

(3) For 1996, consists of reimbursed moving costs paid upon Mr. Appel's relocation in connection with beginning employment with the Company in March 1996.

(4) Represents matching contributions to the accounts of each Named Executives participating under the Company's 401(k) savings plan, which was implemented January 1, 1997.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options during 1997 to the Named Executives. No stock appreciation rights ("SARs") have been granted.



                                                     Potential
                                                    Realizable
                                                     Value at
                                                  Assumed Annual
                                                  Rates of Stock
                                                       Price
                                                   Appreciation
                                                    for Option
                   Individual Grants                  Term (3)
              ----------------------------------- ----------------
                         % of
                         Total
                         Options
              Number     /SARs
              of         Granted
              Securities to Emp-  Exer-
              Underlying loyees   cise
              Options    in       or Base  Expir-
              Granted    Fiscal   Price    ation
Name          (#) (1)    Year (2) ($/Sh)   Date     5% ($)  10% ($)
------------- ---------- -------- -------- -------- ------- --------
Kenneth P.    70,000     15.2%    2.000    01/01/07 105,340 266,952
Currier                           --3.375  --04/17/97

Susan A.      70,000     15.2     2.000    01/01/07 105,340 266,952
Currier                           --3.375  --04/17/97

Charles H.    50,000     10.8     2.000    04/17/07  62,889 159,374
Murphy

Timothy R.    65,000     14.1     2.000    04/17/07 125,386 317,752
Leary                             --4.100  --11/07/97

Michael A.    25,000      5.4     2.000    04/17/07  31,445  79,687
Appel

--------------

(1) All options were granted pursuant to the Amended and Restated 1992 Stock Option Plan (the "1992 Option Plan") and vest in equal quarterly increments over a four year period. Unvested shares accelerate and become vested upon a change of control of the Company.

(2) Percentages are based on a total of shares of Common Stock underlying all options granted to employees of the Company in 1997.

(3) This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year terms of the options.
     The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
Values

The following table sets forth the shares acquired and the value realized upon exercise of stock options during 1997 by the Named
Executives and certain information concerning the number and value of unexercised options.


                                     Number of
                                     Securities          Value of
                                     Underlying        Unexercised
                                    Unexercised        In-the-Money
                                     Options at         Options at
                                     FY-End (#)       FY-End ($) (1)
                                 ----------------- -------------------
               Shares
Name           Acquired
               on       Value
               Exercise Realized Exercis-  Unexer- Exercis-  Unexer-
                 (#)      ($)    able      cisable able      cisable
------------- --------- -------- --------- ------- --------- ---------
Kenneth P.         --      --    214,624   74,126  633,099   112,682
Currier

Susan A.           --      --    214,624   74,126  633,099   112,682
Currier

Charles H.     26,200  62,519         91   41,209      142    64,410
Murphy

Timothy R.         --      --     57,849   64,721  161,160    64,410
Leary

Michael A.     14,742  37,066         --   35,258       --    29,710
Appel


---------------

(1) Based on the fair market value of the Common Stock on December 31, 1997 ($3.563 per share), less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.


Compensation Committee Interlocks and Insider Participation

During 1997, the members of the Compensation Committee of the Board of Directors were Stephen J. Clearman and A. Bruce Johnston. Messrs. Clearman and Johnston are associated with different investment partnerships which own Common Stock and which previously held shares of preferred stock of the Company and subordinated notes issued by the Company. During 1995, the Company redeemed all of the outstanding preferred stock and repaid all of its subordinated indebtedness. See "Certain Relationships and Related Transactions". No executive officers of the Company serve on the Compensation Committee.


Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of the Company and administers the incentive compensation and benefit plans of the Company, including the 1992 Stock Option Plan and the 1997 Stock Option Plan. The members of the Compensation Committee have prepared the following report on the Company's executive compensation policies and philosophy for 1997.

General

The Compensation Committee (the "Committee") of the Board of Directors of the Company is composed of two independent outside Directors. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company or any of its affiliates. The Chief Executive Officer ("CEO") and the President of the Company are invited to attend and participate in Committee meetings, except when their compensation is being discussed. The CEO and President make recommendations to the Committee regarding compensation for all other officers and employees of the Company. The Compensation Committee considers the CEO and President's recommendations, approves or revises them, and submits its conclusions to the Board. The Board of Directors has final authority regarding executive compensation and establishes compensation guidelines for other employees.


Compensation Philosophy

It is the Company's philosophy and practice to pay fair and competitive wages and salaries to its employees and executive officers in order to attract and retain highly-qualified employees. The Committee and the Board believe that the compensation of the Company's executive officers should be significantly influenced by the Company's performance. Accordingly, the Company's practice has been to establish base cash salaries at levels deemed appropriate by the Committee based on historic Company compensation levels and the Committee's experience and knowledge as to compensation levels at other companies, and to designate an additional portion of the compensation of each officer that is contingent upon corporate performance. In assessing compensation levels, the Committee has periodically reviewed industry-specific compensation surveys and has retained the services of an independent compensation consulting organization.

The executive group participates in a management incentive (bonus) program. The bonus pool is available to the extent that the Company meets or exceeds financial or other performance goals. The Compensation Committee establishes the financial performance goals and objectives for the Chief Executive Officer and the President based on the Company's historical performance and discussions with management.

The Company also maintains a stock option plan to provide long-term incentives to maximize shareholder value by rewarding employees for the long-term appreciation of the Company's share price. Options are typically subject to four-year vesting. Generally, option grants are made to executives in connection with their initial hire. The Board has also approved grants in connection with a significant change in responsibilities, as a reward for outstanding performance, and to provide incentives for continued employment. The number of shares subject to each stock option granted, is based on anticipated future contribution and the ability of the individual to affect corporate results.

The total compensation for the five most highly-compensated executives is described in this proxy statement starting on page 7 and the compensation for the CEO and President is also discussed below.

Compensation of the Chief Executive Officer and President

Each of the CEO and President of the Company had a base salary of $170,000 in fiscal year 1997, which was determined by reference to competitive compensation survey data as well as the Company's historical practices and internal salary structures. The base salaries for the CEO and President were increased to $200,000 effective January 1, 1998.

Each of the CEO's and President's performance bonus is tied directly to the Company's achievement of financial goals. The Compensation Committee reserves the right to adjust these targets based on unusual or one-time events which affect net income to the extent such events are approved by the Board of Directors. In 1997, the CEO and President did not receive cash bonuses.

Federal Tax Regulations

As a result of new Section 162(m) of the Internal Revenue Code (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., a Named Executive who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of
Section 162(m) of the Code). The Company does not anticipate that the compensation for any of the Named Executives will exceed $1,000,000 in the current taxable year, but intends to take appropriate action to comply with such regulations, if applicable, in the future.


                  Stephen J. Clearman       A. Bruce Johnston

Shareholder Return Performance Graph

The following stock performance graph compares the cumulative total return of the Company's Common Stock from April 11, 1995, the date the Company's initial public offering became effective, to the cumulative total return for the same period of the Nasdaq Stock Market Index, the index of Nasdaq Computer and Data Processing Stocks, and a Peer Group of companies. The graph assumes that the value of the investment in the Company and each index at April 11, 1995 was $100 and that all dividends were reinvested.


[GRAPHIC OMITTED]


   ---------------------------------------------------------------
                                   4/95    12/95   12/96   12/97
   ---------------------------------------------------------------
   Expert Software, Inc.         $100.00  $94.92  $22.88  $24.15
   ---------------------------------------------------------------
   Nasdaq Stock Market (US
   Companies)                    $100.00  $128.56 $158.12 $194.04
   ---------------------------------------------------------------
   Nasdaq Computer and Data
   Processing Stocks             $100.00  $136.31 $168.27 $206.63
   ---------------------------------------------------------------
   Peer Group                    $100.00  $105.54 $ 69.59 $ 76.39
   ---------------------------------------------------------------


The Peer Group consists of 12 companies with the same SIC code as the Company, each of which is traded on the Nasdaq National Market. The Company believes that it competes directly with these peers with respect to product offerings and price points. The peer companies selected are: Acclaim Entertainment Inc., Activision Inc., Broderbund Software Inc., Electronic Arts Inc., GT Interactive Software Corp., International Microcomputer Software Inc., The Learning Company Inc., Maxis Inc., MySoftware Company, 7th Level Inc., Spectrum Holobyte Inc., and THQ Inc.

Employment Agreements and Change-in-Control Arrangements

As of February 23, 1995, the Company entered into employment agreements with each of Kenneth P. Currier and Susan A. Currier pursuant to which they are employed as Chief Executive Officer and President of the Company, respectively. These employment agreements currently provide for the payment of an annual salary to each of the Curriers, which is subject to change by the Compensation Committee of the Board of Directors.

These employment agreements also entitle each of the Curriers to receive annual cash bonuses in amounts, and based upon the achievement of Company objectives, established from year-to-year by the Compensation Committee. These agreements are subject to automatic one-year extensions on each December 31st unless earlier terminated by either the executive or the Company. Under the employment agreements, each of the Curriers is entitled to severance benefits equal to six months salary and benefits plus a pro rated cash bonus in the event of either a termination of their employment by the Company without cause or a termination by the executive in response to certain changes in the executive's employment circumstances, subject to increase to one-year's salary and benefits plus a pro rated cash bonus after a change in control of the Company (as defined in the agreements) in the event of either a termination of employment by the Company without cause or a termination by the executive in response to certain changes in the executive's employment circumstances. On February 25, 1998, the Compensation Committee also approved a bonus equal to one-year's salary to each of the Curriers in the event the Company is sold during 1998, and the transaction closes at terms acceptable to the Board of Directors.

Effective February 18, 1998, all employees of the Company qualify under a program which entitles any employee who might lose their employment as a result of a change in control to receive three months base compensation at the time of separation, provided the employee has performed their duties to the date of separation. This policy is in effect for all employees until February 17, 1999. Under the terms of his employment, Mr. Murphy would receive one-year's salary in the event his employment is terminated due to change of control.

Since April 1997, options granted to officers, employees and directors under the Company's stock option plans have provided for acceleration of unvested shares in the event of a change of control of the Company (as defined in the option plans). At July 31, 1998, there were options to purchase approximately 668,000 shares of the Company's common stock that would become vested in the event of such a change in control of the Company.




             PROPOSAL II - RATIFICATION OF THE SELECTION OF
                  ARTHUR ANDERSEN LLP AS THE COMPANY'S
                          INDEPENDENT AUDITORS

The firm of Arthur Andersen LLP ("Arthur Andersen") has been selected by the Board of Directors to be the Company's independent auditors for 1998. Arthur Andersen has served as independent auditors of the Company and its subsidiaries since November 1993.

The financial statements of the Company for the year ended December 31, 1997 have been audited and reported upon by Arthur Andersen. Arthur Andersen also performed tax services in 1997.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Arthur Andersen as the independent auditors of the Company. The Board of Directors recommends that you vote FOR the ratification of the selection of Arthur Andersen as the Company's independent auditors for 1998. Should the selection of Arthur Andersen as independent auditors of the Company not be ratified by the shareholders, the Board of Directors will reconsider the matter. A representative of Arthur Andersen will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. Bruce Johnston, a Director of the Company, is a Principal of TA Associates. Stephen J. Clearman, a Director of the Company, is a general partner of the general partner of Geocapital II, L.P. Charles
E. Noell III, a Director of the Company, is a general partner of the general partner of JMI Equity Fund, L.P. Kenneth and Susan Currier, who are married to one another, are Directors and the Chief Executive Officer and President of the Company, respectively.

Katherine A. Brunn, Vice President of North American Sales since January 1998, was the President and Chief Executive Officer of MicroTech Marketing Services, Inc. Ms. Brunn has retained her interest and position in MicroTech. This firm provided sales and marketing services to the Company in each of the last five years, and continues to provide such services. During 1997, the Company paid MicroTech commissions totaling $221,000 for services performed on its behalf.

The Company has a policy whereby all transactions between the Company and its officers, directors and affiliates (other than employment and compensation matters) will be reviewed by the Audit Committee of the Company's Board of Directors or a comparable committee.

                  PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers and (iv) all of the Company's executive officers and Directors as a group.


                                             Shares       Percent
     Directors, Executive Officers           Beneficially of
     and 5% Stockholders                     Owned (1)    Class(2)
     -------------------------------------- ------------ --------

     TA Associates Group.................... 2,241,91(3)  29.5%
       High Street Tower, Suite 2500
       125 High Street
       Boston, MA  02110

     Geocapital II, L.P..................... 691,545       9.1%
       One Bridge Plaza
       Fort Lee, NJ  07024

     Waddell & Reed, Inc.................... 640,000 (4)   8.4%
       2001 Third Avenue South
       Birmingham, AL  35233

     Kenneth P. Currier..................... 761,894 (5)   9.4%
     Susan A. Currier....................... 761,894 (6)   9.4%
     A. Bruce Johnston...................... 16,517  (7)      *
     Stephen J. Clearman.................... 704,945 (8)   9.2%
     William H. Lane III.................... 17,400  (9)      *
     Charles E. Noell III................... 44,563  (10)     *
     Charles H. Murphy...................... 21,880  (11)     *
     Timothy R. Leary....................... 113,318 (12)  1.5%
     Michael A. Appel....................... 10,210  (13)     *
     All directors  and  executive  officers
     as a group (13 persons)................ 1,739,27(14) 20.9%


     ----------------------------------------
     *  Represents less than 1% of the outstanding shares.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of July 31, 1998 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the purpose of an other person.

(2) Applicable percentage of ownership is based on 7,607,631 shares of Common Stock outstanding as of July 31, 1998 together with applicable options for each stockholder.

(3) Includes 1,121,304 shares of Common Stock held by Advent VI L.P., 503,329 shares held by Advent Atlantic and Pacific II L.P., 181,759 shares held by Advent Industrial II L.P., 139,814 shares held by Advent New York L.P., 197,138 shares held by Chestnut II Limited Partnership, 81,792 shares held by Chestnut Capital International III L.P., and 16,778 shares held by TA Venture Investors, L.P. The respective general partners of Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P., Advent New York L.P., Chestnut III Limited Partnership, Chestnut Capital International III L.P., and TA Venture Investors L.P. (collectively, the "TA Associates Group") exercise sole investment and voting power with respect to shares of Common Stock held by such entities. A. Bruce Johnston, a Director of the Company, is a Principal of TA Associates.

(4) As reported in a Schedule 13G dated January 30, 1998 and filed with the Securities and Exchange Commission jointly by Waddell & Reed, Inc., Waddell & Reed Investment Management Company, Waddell & Reed Asset Management Company, Waddell & Reed Financial Services, Inc., Torchmark Corporation, United Investors Management Company, and Liberty National Life Insurance Company.

(5) Includes 345,297 shares of Common Stock beneficially owned by Mr. Currier's wife, Susan A. Currier, as to which Mr. Currier disclaims beneficial ownership, 76,000 shares beneficially owned by Mr. and Ms. Currier jointly, and 243,097 shares which Mr. Currier may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(6) Includes 340,597 shares of Common Stock beneficially owned by Ms. Currier's husband, Kenneth P. Currier, as to which Ms. Currier disclaims beneficial ownership, 76,000 shares beneficially owned by Mr. and Ms. Currier jointly, and 243,097 shares which Ms. Currier may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(7) Includes 3,117 shares of Common Stock beneficially owned by A. Bruce Johnston through TA Venture Investors L.P. which are included in the 17,002 shares described in footnote (3) above as being owned by TA Venture Investors L.P. Does not include any shares beneficially owed by Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P. or Advent New York L.P., or the remainder of the shares described in footnote (2) above as being owned by TA Venture Investors L.P., as to which Mr. Johnston disclaims beneficial ownership. Also includes 13,400 shares of Common Stock which Mr. Johnston may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(8) Includes 691,545 shares of Common Stock held by Geocapital II, L.P. Stephen J. Clearman, BVA Associates, James Harrison and Irwin Lieber are the general partners (the "Geocapital General Partners") of Softven Management which is the sole general partner of Geocapital II, L.P., and share voting and investment power with respect to these shares. The Geocapital General Partners disclaim beneficial ownership of such shares, except to the extent of each partner's proportionate pecuniary interest therein. Also includes 13,400 shares of Common Stock which Mr. Clearman may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(9) Includes 13,400 shares of Common Stock which Mr. Lane may acquire upon the exercise of stock options within 60 days of July 31, 1998, and 4,000 shares of Common Stock owned by Mr. Lane's wife and grandchildren.

(10)Includes 13,400 shares of Common Stock which Mr. Noell may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(11)Consists of 21,880 shares of Common Stock which Mr. Murphy may acquire upon the exercise of stock options within 60 days of July 31, 1998.

 (12)Includes 75,888 shares which Mr. Leary may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(13)Consists of 10,210 shares of Common Stock which Mr. Appel may acquire upon the exercise of stock options within 60 days of July 31, 1998.

(14)Includes approximately 696,322 shares which may be acquired upon the exercise of stock options within 60 days of July 31, 1998.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no
Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1997, all filing requirements were complied with, except in the case of Susan A. Currier who failed to timely file one report regarding a scheduled sale of the Common Stock.


                        EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and such custodians will be reimbursed for their expenses.


       SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Because this year's annual meeting has been changed more than 30 days from the 1997 annual meeting and the Company intends to return to its customary scheduling of annual meetings in June, the Company has calculated the 1999 deadlines for stockholder proposals using an assumed 1999 annual meeting date of June 12, 1999. Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Company on January 30, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the proxy statement.

The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office between January 22, 1999 and March 12, 1999.

Any such proposal should be mailed to: Secretary, Expert Software, Inc., 800 Douglas Road, North Tower, Sixth Floor, Coral Gables, Florida 33134.

                              OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.


STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 BY WRITING TO EXPERT SOFTWARE, INC., ATTENTION: CHIEF FINANCIAL OFFICER, 800 DOUGLAS ROAD, NORTH TOWER, SIXTH FLOOR, CORAL GABLES, FLORIDA 33134.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.